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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1992 Stock Option Plan of Applied Micro Circuits Corporation of our report dated April 21, 1999, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation included in the Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP

San Diego, California
December 7, 1999